                            SCHEDULE 14A INFORMATION

                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant: / /
    Filed by a party other than the Registrant: / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          INTERNATIONAL PAPER COMPANY
      -------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
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     (2) Form, Schedule or Registration Statement No.:
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     (3) Filing Party:
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     (4) Date Filed:
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
                           [INTERNATIONAL PAPER LOGO]
                            TWO MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577

JOHN T. DILLON
CHAIRMAN

                                                                  March 30, 1998

Dear Fellow Shareholder:

    This year is an important year for International Paper as we celebrate our Centennial anniversary. On January 31, 1898, International Paper Company was formed by the joining of seventeen paper companies, including the Hudson River Mill in Corinth, New York. To commemorate that occasion, this year's annual meeting will be held at the Queensbury Hotel, 88 Ridge Street, Glens Falls, New York, the area of the state where the Company was founded 100 years ago. The meeting will start at 9:30 a.m., on Tuesday, May 12, 1998. You are cordially invited to attend this meeting and we look forward to seeing you there.

    The following Proxy Statement outlines the business to be conducted at the meeting, which includes the election of one class of directors; ratification of the appointment of Arthur Andersen LLP as the independent auditor for 1998; and consideration of one shareholder proposal concerning a chlorine-containing compound phaseout schedule.

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. WE URGE YOU TO VOTE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD, OR IF YOU PREFER, YOU MAY VOTE VIA THE TELEPHONE.

    Attendance at the meeting is limited to shareholders of record as of the close of business on March 20, 1998, or their duly appointed proxy holder (not to exceed one proxy per shareholder), and to guests of management. If you or your proxy holder plan to attend the meeting, please complete and return the enclosed Request for Admittance card.

    Thank you for your continued support.

                                          Sincerely,

                                              [/S/ JOHN T. DILLION]

                                          John T. Dillon

                           [INTERNATIONAL PAPER LOGO]

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TUESDAY, MAY 12, 1998
                                   9:30 A.M.

                              THE QUEENSBURY HOTEL
                                88 RIDGE STREET
                             GLENS FALLS, NEW YORK

To the Owners of Common Stock of
International Paper Company:

The annual meeting of shareholders of International Paper Company will be held Tuesday, May 12, 1998, at 9:30 a.m. at the Queensbury Hotel, 88 Ridge Street, Glens Falls, New York to:

1. Elect one class of directors: Peter I. Bijur, John T. Dillon, and John R. Kennedy, each for a term of three years;

2. Ratify the appointment of Arthur Andersen LLP as independent auditor for 1998;

3. Consider and vote on a shareholder resolution concerning a schedule for total phaseout of chlorine-containing compounds for papermaking; and

4. Transact such other business properly before the meeting or any adjournments.

YOUR BOARD OF DIRECTORS URGES SHAREHOLDERS TO VOTE FOR ITEMS 1 AND 2 AND AGAINST
ITEM 3.

Shareholders of record at the close of business on March 20, 1998, will be entitled to vote at the meeting or any adjournments thereof.

                                                 By order of the Board of
                                                 Directors

                                                          JAMES W. GUEDRY
                                                    VICE PRESIDENT AND SECRETARY
March 30, 1998

                                                                 PROXY STATEMENT

INTERNATIONAL PAPER COMPANY
TWO MANHATTANVILLE ROAD
PURCHASE, NEW YORK 10577
(914) 397-1500

                              GENERAL INFORMATION

This statement is furnished to you by the Board of Directors of International Paper Company in connection with the solicitation of your proxy to be voted at the annual meeting of shareholders to be held on May 12, 1998. You are entitled to one vote for each share of common stock held of record at the close of business on March 20, 1998. As of that date, there were 302,813,198 shares of common stock outstanding.

The annual report, including the audited financial statements of International Paper for the fiscal year ended December 31, 1997, has been mailed to you with this Proxy Statement and should be read carefully in conjunction with this Proxy Statement before voting on any proposals contained herein, as it contains details of the Company's operations and other relevant disclosures.

PROXY PROCEDURES

    VOTING BY TELEPHONE

This year you have a choice of voting by telephone or by mail. The telephone voting procedure is simple and fast. Dial the 800 number on your proxy card and listen for further directions. You must have a touch-tone phone in order to respond to the questions. This vote will be counted immediately and there is no need to send in your proxy card.

    VOTING BY PROXY CARD

Shares eligible to be voted, and for which a properly-signed proxy is returned, will be voted in accordance with the instructions specified on the proxy card; if you do not mark any instructions, your shares will be voted in favor of proposals 1 and 2 and against proposal 3. If any other matters come before the meeting, including any proposal submitted by a shareholder which was omitted from this Proxy Statement, your proxy will be voted in accordance with the best judgment of the persons voting them. As of the time this Proxy Statement was printed, management was not aware of any other matters to be voted upon. You may revoke your proxy at any time before its exercise by submitting a written revocation or a new proxy, or by attending and voting at the annual meeting.

Solicitation of proxies may be done by directors, officers and employees, as well as by Georgeson & Company Inc. Payments to that firm as compensation are estimated to be about $14,500 plus reimbursable expenses. This solicitation may be carried out by mail, telephone, telecommunication, or personal interview. The cost of any such solicitations will be borne by International Paper.

    WHO COUNTS THE VOTE AND IS IT CONFIDENTIAL?

The Company has a policy of confidentiality in the voting of shareholder proxies generally. It uses the services of its registrar and transfer agent, ChaseMellon Shareholder Services, L.L.C., as independent inspectors of election to receive and tabulate the proxy vote. These representatives are the only persons who process and have access to your proxy card.

This Proxy Statement and the form of Proxy were sent to shareholders commencing March 30, 1998.

ADMITTANCE PROCEDURES AT MEETING

You shareholders of record as of the close of business on March 20, 1998 (or your duly appointed proxy holder) are entitled to vote and attend the meeting. Certain procedures have been adopted to insure that no inconvenience or delays are caused to the Company's shareholders or their proxy holders when entering the meeting.

If you plan to attend the meeting in person or appoint someone to attend as your proxy (other than the proxies set out on the proxy card), please complete, sign and return the enclosed Request for Admittance card promptly so that an admittance card can be reserved for you or your proxy in advance of the meeting. If you are appointing your own proxy, please include his or her name on the Request. These admittance cards will be delivered to you or your proxy holder at the shareholders' admittance counter at the meeting upon verification of identification by you or your proxyholder.

If you are a record shareholder and do not have an admittance card reserved for you at the meeting, you will be admitted upon verification of ownership at the shareholders' admittance desk. If you have not appointed a proxy in advance or have changed the appointed proxy on the Request for Admittance card, your duly appointed proxy who attends the meeting in your place will be required to present evidence of your signature on the proxy (a copy of your driver's license or employment identification card or other identification with your signature) in order to determine that only valid proxies are admitted and voted.

Persons who own stock through brokers, trustees, plans or "street name" and not directly through ownership of stock certificates are considered "beneficial owners." Beneficial owners of record on March 20, 1998, or their duly appointed proxy holder, can obtain admittance cards only at the shareholders' admittance desk by presenting evidence of common stock ownership in the Company. This evidence could be a proxy from the institution that is the record holder of the stock or your most recent bank or brokerage firm account statement, along with proper identification. If you are a beneficial shareholder who will appoint a proxy to attend the meeting on your behalf, your duly appointed proxy will be required to comply with the procedures described above in this paragraph, as well as the admittance procedures described above for duly appointed proxies not designated in advance on the Request for Admittance card.

                              CORPORATE GOVERNANCE

BOARD OF DIRECTORS

The Board has three classes of directors: Class I directors, of which there are currently two, were elected until the 1998 annual meeting and one new director who is being assigned to that class; Class II directors, of which there are currently five, were elected to serve until the 1999 annual meeting; and

Class III directors, of which there are currently five, were elected until the 2000 annual meeting. Each class is elected for a three-year term, unless they retire earlier. Three Class II directors are scheduled to retire upon reaching retirement age prior to the 1999 annual meeting. New directors are assigned to a class until the first annual meeting after their selection.

Nine regular meetings and three special meetings of the Board of Directors were held in 1997. In addition, there were 23 Committee meetings. Each director attended at least 75% of the meetings of the Board and the Committees on which he or she serves. All of the directors attended an average of 93% of such meetings of the Board and the Committees on which they serve.

Record and beneficial ownership of current directors in equity securities of the Company is shown in the table on page 6.

RELATED TRANSACTION

In June 1997, the Company sold 825 acres of land near Killington, Vermont to The Conservation Fund for later disposition to the State of Vermont for conservation and recreational use. The sale price was $424,875 which was the market value of the land. Mr. Noonan, a director of the Company, is chairman and chief executive officer of The Conservation Fund.

AUDIT COMMITTEE

The Audit Committee of the Board assists the Board in carrying out its responsibilities for monitoring management's accounting for the Company's financial results and for the timeliness and adequacy of the reporting of those results; it discusses and makes inquiry into the audits of the Company's books made internally and by outside independent auditors, the Company's financial and accounting policies, its internal controls and its financial reporting; it reviews and makes a recommendation to the Board each year with respect to the appointment of independent auditors for the following year; it informs the Board of any significant accounting matters; and it reviews the performance of the Committee.

Current members of the Committee, none of whom is an employee of the Company, are J. C. Pfeiffer (Chairman), P. I. Bijur, W. C. Butcher, J. R. Kennedy, and P.
F. Noonan.

Four meetings of the Committee were held in 1997.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

The Management Development and Compensation Committee reviews Company policies and programs for the development of management personnel; it makes recommendations to the Board with respect to any proposals for compensation or compensation adjustments of officers who are also directors of the Company; it authorizes compensation or compensation adjustments for other officers of the Company; it administers the Company's executive bonus and Long-Term Incentive Compensation Plan; it reviews and endorses changes in Company employee retirement and benefits plans; it reviews officer candidates and endorses nominees for election as executive officers; it delegates to the Chief Executive Officer the authority to act on compensation adjustments at certain levels; it makes recommendations to the Board with respect to directors' compensation; it reviews senior management succession planning; and it reviews the performance of the Committee.

Current members of the Committee, none of whom is an employee of the Company, are R. J. Eaton (Chairman), P. I. Bijur, W. C. Butcher, T.

C. Graham, E. T. Pratt, Jr. and C. R. Shoemate. Stanley C. Gault retired from the Board and as chairman of the Committee on January 6, 1998.

Five meetings of the Committee were held in 1997.

NOMINATING COMMITTEE

The Nominating Committee reviews the size and composition of the Board; it reviews possible director candidates and director nominations properly presented by shareholders; it recommends to the Board individuals suitable for election as directors; it reviews and recommends annually to the full Board the slate of nominees for election by the Company's shareholders; it reviews institutional affiliations of directors and director candidates for possible conflicts; and it reviews and recommends Board Committee assignments.

Current members of the Committee, none of whom is an employee of the Company, are W. C. Butcher (Chairman), D. F. McHenry, J. C. Pfeiffer, E. T. Pratt, Jr. and C. R. Shoemate.

Four meetings of the Committee were held in 1997.

ENVIRONMENT, HEALTH AND TECHNOLOGY COMMITTEE

The Environment, Health and Technology Committee reviews environmental, safety, health and technological policies and programs throughout the Company; it assures that they are appropriate to the short- and long-term objectives of the Company in terms of industry leadership, compliance with federal and state laws and regulations and social responsibility; it advises the Board of the effectiveness of these policies and programs; and it reviews the performance of the Committee.

Current members of the Committee are T. C. Graham (Chairman), R. J. Eaton, J. R. Kennedy, P. F. Noonan and C. W. Smith.

Three meetings of the Committee were held in 1997.

OTHER COMMITTEES

Membership of the other regular Committees of the Board of Directors is shown on page 51 of the Company's annual report which accompanies this Proxy Statement.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS

In order to be considered for inclusion in next year's Proxy Statement, shareholder proposals intended to be presented at the 1999 annual meeting must be made in writing and received by the Secretary of the Company at the Company's principal executive offices by the close of business on November 30, 1998.

Other shareholder proposals intended to be introduced at the 1999 annual meeting must be made in accordance with Article I, Section 7 of the Company's By-laws. Thus, shareholder proposals intended to be presented at the 1999 annual meeting, but not included in the 1998 Proxy Statement, must be received by the Secretary of the Company not earlier than February 9, 1999 nor later than March 11, 1999, if the annual meeting is held on May 11, 1999, and must conform to the requirements set out in the Company's By-laws.

Nominations by shareholders for directors must be made in accordance with
Article II, Section 9 of the Company's By-laws. Thus, shareholder nominations, to be considered by the Nominating Committee for the 1999 election of directors must be received by the Secretary of the Company not earlier than

February 9, 1999, nor later than March 11, 1999, if the annual meeting is held on May 11, 1999, and must conform to the requirements set out in the Company's By-laws.

               COMMON STOCK OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table shows, as of March 20, 1998, the number of shares of Company common stock beneficially owned or otherwise claimed by each current director, executive officers included in the Summary Compensation Table on page 20, and by all directors and executive officers of the Company as a group. The total beneficial ownership of common stock of all directors and executive officers as a group represents less than 1% of the outstanding stock. To the best knowledge of the Company, no person or group beneficially owns more than 5% of the Company's common stock outstanding, except as set forth below in the table beside the respective shares owned.


                                                       SHARES
NAME OF INDIVIDUAL                                  BENEFICIALLY     STOCK UNITS
  OR GROUP                                            OWNED (1)       OWNED (2)
--------------------------------------------------  -------------   --------------
P.I. Bijur........................................          1,083              510
W.C. Butcher......................................          7,134           24,819
J.T. Dillon.......................................        300,429           26,515
R.J. Eaton........................................          5,500            5,841
J.A. Georges......................................         36,185                0
T.C. Graham.......................................         15,135           28,762
J.R. Kennedy......................................        103,929            2,736
D.F. McHenry......................................          8,002           10,123
P.F. Noonan.......................................          4,150            4,384
J.C. Pfeiffer.....................................          7,734            5,428
E.T. Pratt, Jr. ..................................          7,143           44,458
C.R. Shoemate.....................................          4,200            4,712
C.W. Smith........................................        152,738           15,660
J.P. Melican......................................        137,838           17,377
D.W. Oskin........................................        160,404                0
M.J. Turk.........................................        126,593            4,530
All directors and executive officers as a group...      1,555,691   (.51%)
Bank trustee under Company and subsidiary employee
  benefit plans (3)...............................     25,003,206   (8.3%)
Merrill Lynch, Pierce, Fenner & Smith Incorporated
  (4).............................................     20,601,662   (6.8%)
The Capital Group Companies, Inc. (5).............     18,150,000   (6.0%)

(1) Ownership shown includes securities over which the individual has or shares, directly or indirectly, voting or investment powers, including certain relatives and ownership by trusts for the benefit of such relatives, as required to be reported by the Securities and Exchange Commission; certain individuals may disclaim beneficial ownership of some of these shares, but they are included for the purpose of computing the holdings and the percentages of common stock owned. The above table does not include shares represented by stock options granted executive officers under the Long-Term Incentive Compensation Plan, including options for 323,037 shares for Mr. Dillon, 149,700 shares for Mr. C. W. Smith, 164,200 shares for Mr. Melican, 135,700 shares for Mr. Oskin, and 107,000 shares for Mr. Turk.

(2) Ownership shown represents the non-voting stock-equivalent units owned by the named individuals and group under the Nonfunded Deferred Compensation Plan for Non-Employee Directors or the Unfunded Savings Plan.

(3) As of December 31, 1997, State Street Bank & Trust Co., N.A. holds such shares as the independent trustee in trust funds for employee savings, thrift, and similar employee benefit plans of the Company and its subsidiaries ("Company Trust Funds"). In addition, State Street Bank & Trust Co., N.A. is trustee for various third party trusts and employee benefit plans and is an Investment Advisor. As a result of its holdings in all capacities, State Street Bank & Trust Co., N.A. is the record holder of 25,003,206 shares of common stock of the Company. The trustee disclaims beneficial ownership of all such shares except 3,904,894 shares of which it has sole power to dispose or to direct the disposition. The common stock held by the Company Trust Funds is allocated to participants' accounts and such stock or the cash equivalent will be distributed to participants upon termination of employment or pursuant to withdrawal rights. The trustee votes the shares of common stock held in the Company Trust Funds in accordance with the instructions of the participants; shares for which no instructions are received are voted in the trustee's discretion.

(4) As of January 31, 1998, Merrill Lynch, Pierce, Fenner & Smith Incorporated is a broker-dealer registered under Section 15 of the Securities Exchange Act of 1934 (the "Act"). They, or subsidiaries, hold these shares primarily as sponsor to various registered investment companies, but disclaim beneficial ownership thereof other than certain of which are held in proprietary accounts.

(5) As of December 31, 1997, the Capital Group Companies, Inc. holds such shares as the parent holding company of a group of investment management companies (including Capital Research and Management Company). The Capital Group Companies, Inc. does not have investment power or voting power over any of the securities reported here; however, The Capital Group Companies, Inc. may be deemed to "beneficially own" such securities by virtue of Rule 13d-3 under the Act. Capital Research and Management Company, an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of these shares as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940.

                    MATTERS TO BE CONSIDERED AT THE MEETING

1. ELECTION OF THREE DIRECTORS

At this meeting, two (2) directors are to be re-elected and one director elected as Class I directors for three-year terms expiring in 2001. Each nominee is currently a director of the Company. Election requires the affirmative vote by the holders of a plurality of outstanding common stock voting at the annual meeting of shareholders. A plurality means that the three (3) nominees receiving the largest number of votes cast will be elected. Votes which are withheld from any nominee, as well as broker non-votes, will not be counted in such nominee's favor. Shareholders voting at the meeting may not vote for more than the number of nominees listed in the Proxy Statement. Proxies given to management to vote will be voted according to instructions given, but only for nominees listed in the Proxy Statement. The term of the present Class I directors expires at the adjournment of the 1998 annual meeting.

                    CLASS I DIRECTORS--TERM EXPIRING IN 2001

The three nominees for election at this meeting as Class I directors are Peter
I. Bijur, John T. Dillon and John R. Kennedy, and are identified below:

[PHOTO]           PETER I. BIJUR, 55, Chairman and Chief Executive
                  Officer of Texaco Inc. He joined Texaco in 1966 and progressed through a series of positions and was elected senior vice president in May of 1992. He became vice chairman of the Board in January 1996, and was elected to his current position in July 1996. He is also a director of the American Petroleum Institute and a member of The Business Council, The Business Roundtable, The Conference Board, and the National Petroleum Council.

Director since July 8, 1997

 [PHOTO]          JOHN T. DILLON, 59, Chief Executive Officer since
                  1996. Prior to that he was executive vice president-packaging from 1987 to 1995 when he assumed the position of president and chief operating officer. He is also a director and chairman of the board of IP Forest Resources (the managing general partner of IP Timberlands, Ltd.) and a director of Caterpillar Inc. He is chairman of the board of The National Council on Economic Education.

Director since March 1, 1991

[PHOTO]           JOHN R. KENNEDY, 67, retired President and Chief
                  Executive Officer of Federal Paper Board Company, Inc. from 1975 to 1996. He is a director of DeVlieg Bullard, Inc., Chase Brass Industries, Inc., Holnam, Inc., and Spartech
Corporation. He is director and chairman of the board of Georgetown University, on the board of governors of the United Nations Association of the United States of America, and one of the directors for the Foreign Policy Association.

Director since March 12, 1996

                   CLASS II DIRECTORS--TERM EXPIRING IN 1999

None of these directors are to be elected at the 1998 annual meeting, but were elected until the 1999 annual meeting.

[PHOTO]           WILLARD C. BUTCHER, 71, retired Chairman and Chief
                  Executive of The Chase Manhattan Bank, N.A. He is a director of ASARCO, Incorporated, and Texaco, Inc. He is a member of The Business Council, the International Advisory Board for
Banca Nazionale del Lavaro, the International Advisory Council of The Chase Manhattan Bank and vice chairman of the Lincoln Center for the Performing Arts, Inc. He is a trustee emeritus of the American Enterprise Institute for Public Policy Research and a fellow emeritus of Brown University.

Director since August 1, 1989

[PHOTO] THOMAS C. GRAHAM, 71, Consultant. Retired Chairman of the Board of AK Steel Corporation. Previously, he was chairman and chief executive officer, elected to those posts concurrent with the formation of AK Steel Holding Corporation, a publicly held corporation which emerged from the privately-held Armco Steel Company, L.P. in April of 1994. He had been named president and chief executive officer of Armco Steel in June 1992. He was formerly chairman and chief executive officer of Washington Steel Corporation until 1992. He is a director of IP Forest Resources Company (the managing general partner of IP Timberlands, Ltd.).

Director since October 14, 1986

[PHOTO] JANE C. PFEIFFER, 64, Management Consultant. She is a director of Ashland, Inc., IP Forest Resources Company (the managing general partner of IP Timberlands, Ltd.), J.C. Penney Company, Inc., and The Mutual Life Insurance Company of New
York. She is a trustee of the Conference Board, the University of Notre Dame and the Overseas Development Council and a member of The Council on Foreign Relations.

Director since June 14, 1977

[PHOTO]           EDMUND T. PRATT, Jr., 71, retired Chairman of the
                  Board (from 1972 to 1992) and Chief Executive Officer from (1972-1991) of Pfizer Inc. He is a director and member of the Executive Committee of AEA Investors, Inc., and a member of the Board of Trustees of Logistics Management Institute.

Director since September 9, 1975

[PHOTO]           C. WESLEY SMITH, 57, Executive Vice
                  President--printing papers since 1992. Prior thereto, he was president--International Paper--Europe from 1989.

Director since December 12, 1995

                   CLASS III DIRECTORS-TERM EXPIRING IN 2000

None of these directors are to be elected at the 1998 annual meeting, but were elected until the 2000 annual meeting.

[PHOTO]           ROBERT J. EATON, 58, Chairman and Chief Executive
                  Officer of the Chrysler Corporation. He joined Chrysler in 1992, as vice chairman and chief operating officer and a member of the Board. Prior to joining Chrysler, his 29-year career with General Motors included various management positions, the most recent being president of General Motors Europe (1988 to 1992). He is a fellow of both the Society of Automotive Engineers and the Engineering Society of Detroit and a member of the National Academy of Engineering. He is a member of The Business Council and The Business Roundtable. He also is a member of the President's Advisory Committee on Trade Policy and Negotiations and serves as a director of The Economic Strategy Institute and the U.S./Japan Business Council.

Director since January 10, 1995

[PHOTO]           JOHN A. GEORGES, 67, retired Chairman and Chief
                  Executive Office of International Paper. He was elected chief executive officer in 1984 and became chairman and chief executive officer in 1985. He was a director, chairman of the board and chief executive officer of IP Forest Resources Company (the managing general partner of IP Timberlands, Ltd.) from 1985 to 1996. Since retirement from International Paper, he has joined Windward Capital Partners, L.P. as senior managing director. He is a director of AK Steel Holding Corporation, Ryder Systems, Inc., Warner-Lambert Company and IP Forest Resources (the managing general partner of IP Timberlands Ltd.) He is a member of The Business Council, The Trilateral Commission, and Bankers Trust European Advisory Board. He is a trustee of the Public Policy Institute of the Business Council of New York State and board member of the University of Illinois Foundation.

Director since February 1, 1980

[PHOTO] DONALD F. MCHENRY, 61, University Research Professor of Diplomacy and International Affairs at Georgetown University since 1981. He is president of the IRC Group LLC and a director of AT&T, The Coca-Cola Company, Bank of Boston
Corporation, the First National Bank of Boston, SmithKline Beecham plc, and the Institute for International Economics. He is a trustee of The Brookings Institution, The Mayo Foundation, and Columbia University; and chairman of the board of Africare.

Director since April 14, 1981

[PHOTO] PATRICK F. NOONAN, 55, Chairman of the Board of The Conservation Fund (a nonprofit organization dedicated to conserving America's land and water resources) and previously, also its chief executive officer since 1985. Prior to that he was president of The Nature Conservancy. He is a trustee of The National Geographic Society. He is also a director of Ashland, Inc., the Fund for Government Investors, Saul Centers REIT, the American Gas Association Index Fund and IP Forest Resources (the managing general partner of IP Timberlands Ltd.) He is a member of the Board of Visitors of Duke University School of the Environment.

Director since December 14, 1993

[PHOTO]           CHARLES R. SHOEMATE, 58, Chairman, President and
                  Chief Executive Officer of Bestfoods. He was elected president and a member of its board of directors in 1988, chief executive officer in August 1990 and chairman in September
1990. He joined Bestfoods, formerly CPC International, in 1962 and progressed through a variety of positions in manufacturing, finance and business management within the consumer foods and corn refining businesses. In 1981, he was named president of Canada Starch Company, CPC's Canadian subsidiary. He was elected vice president of the corporation in 1983, and in 1986 became president of the Corn Refining Division. He is a director of CIGNA Corporation and chairman of the Grocery Manufacturers of America, Inc. He is a member of the Business Roundtable; and a trustee of The Conference Board.

Director since November 1, 1994

2. RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITOR

Arthur Andersen LLP has been our independent public accountant for many years. The Audit Committee and the Board considered the qualifications of Arthur Andersen LLP and have appointed it as independent auditor of the consolidated financial statements of the Company for 1998. The Committee reviewed its performance in prior years, as well as its reputation for integrity and competence in the fields of accounting and auditing. The Committee has expressed its satisfaction with Arthur Andersen LLP in all of these respects. The Committee's review also included inquiry concerning litigation involving Arthur Andersen LLP and the existence of any investigations by the Securities and Exchange Commission into the financial reporting practices of the companies audited by it. In this respect, the Committee concluded that the ability of Arthur Andersen LLP to perform services for the Company is in no way adversely affected by any such investigation or litigation. A representative of Arthur Andersen LLP will be present at the annual meeting to respond to appropriate questions and to make a statement if he or she desires.

We are asking shareholders to ratify the Board's appointment of Arthur Andersen LLP as independent auditors for 1998. We need the affirmative vote of a majority of the shares voting on this proposal in order to ratify the appointment. Abstentions and broker non-votes will not be counted as having voted on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF ARTHUR ANDERSEN LLP AS INDEPENDENT AUDITOR FOR 1998.

3. SHAREHOLDER PROPOSAL CONCERNING A CHLORINE-COMPOUND PHASEOUT SCHEDULE

    PROPOSAL

The Sisters of Mercy of the Americas, Regional Community of Detroit, 29000 Eleven Mile Road, Farmington Hills, Michigan 48336, represented that, as of November 18, 1997, it owned 1,050 shares of common stock of the Company and has informed us that it intends to present the following proposal at the annual meeting. Two groups and one individual, whose names, addresses and shareholdings will be supplied upon oral or written request to the Secretary of the Company, have co-sponsored the proposal. The text of the proposal is as follows:

    "WHEREAS: our company claims to be environmentally responsible, yet uses chlorine-based bleach chemicals that produce dioxin and many other persistent pollutants known to harm human and environmental health in even minute quantities;

    "Dioxins, furans, and other organochlorines are created whenever chlorine-based chemicals are used. These chemicals pass up the food chain, accumulating in living organisms. In humans, minuscule amounts contribute to reproductive failure, birth defects, immune suppression, cancer. In children, they cause developmental impairment, hormonal disruption, and behavioral disorders;

    "Distinguished world bodies, including the:

    - World Bank

    - American Public Health Association

    - International Joint Commission on the Great Lakes

    - Intergovernmental Forum on Chemical Safety

publicly recognize the grave risks posed by chlorine-based pulp and paper bleaching. These significant scientific and economic viewpoints demonstrate worldwide support for phasing out the industrial use of chlorine-containing compounds;

    "New regulations set minimum bleach standards as 100% chlorine dioxide
(ClO2). But ClO2 perpetuates organochlorine contamination, and represents a costly and imprudent investment when commercially available technologies that eliminate chlorinated compounds are in successful use by our global competitors;

    "US EPA recognizes "technology options more advanced than the technology option [of ClO2, such as] . . . ozone-based bleaching sequences, [and] totally chlorine-free bleaching";

    "According to EPA: "total chlorine free bleaching . . . provides significant benefits such as elimination of chlorinated pollutants to the environment and allows bleach plant effluents to be recycled . . . [this] moves the mill further toward the closed mill concept";

    "Closed-loop mills are possible because totally chlorine-free (TCF) technologies eliminate highly corrosive ClO2. ClO2's corrosiveness wears out mill equipment more rapidly, resulting in accelerated capital replacement and higher costs. Closed-loop mills would allow tremendous savings through the reduction and reuse of chemicals, energy and water;

    "Dangerously unstable, ClO2 also threatens worker health and safety, driving up costs and reducing productivity. The paper industry's record of adopting innovative technology is one of the country's lowest when compared to other US industrial sectors;

    "TCF technology would enable IP to compete in global TCF markets. The world's largest paper market (Europe) has moved from less than 5% to over 25% TCF just since 1991. IP cannot compete in these growing world markets by remaining committed to chlorinated chemicals;

    "Chlorine-based bleaching inevitably releases persistent organochlorine toxins, and results in higher health and safety costs. Our company should phase out chlorine-based compounds in its production;

    "RESOLVED: that our company report by the 1998 annual meeting on a schedule to phase out the use of chlorine-based compounds from its pulp and paper production."

    The supporting statement of shareholders on this resolution is as follows:

    "IP should not be committed to chlorine-based chemicals, but rather to comprehensive solutions. ClO2 has significant problems that cannot be overcome: high corrosiveness, explosiveness, and toxicity. The use of ClO2 reduces global opportunities and has higher long-term operating costs. Scientific research indicates that NO safe or "acceptable" level of exposure to many organochlorine chemicals exists. Reliance on ClO2 bleaching postpones the adoption of proven TCF technologies. To be an environmental and technological innovator, IP must use technology that eliminates organochlorines from pulp and paper production."

POSITION OF YOUR COMPANY'S BOARD OF DIRECTORS

We recommend that you vote AGAINST the proposal.

The Company has eliminated dioxins and furans in its mill effluents, utilizing the EPA's very low (10 parts per quadrillion) detection levels. We formerly used sodium-hypochlorite and elemental chlorine as bleaching agents in the pulp and paper making process but began phasing them out in 1988. The Company set and met a schedule for conversion of all of its eleven mills to 100% elemental chlorine free ("ECF") bleaching by December 31, 1996. Two additional mills acquired in 1996 as part of the merger with Federal Paper Board will be converted by the end of 1998. Having voluntarily expended $160 million, the Company has eliminated any detectable dioxins or furans, by-products of using elemental chlorine as a bleaching agent.

We disagree with the proponent's opinions regarding chlorine dioxide. We believe that:

    - There is no scientific evidence that an ECF mill produces any dioxin;

    - There is no scientific evidence that there is any bioaccumulation of dioxin associated with an ECF mill;

    - There is no national or international body that has publicly recognized any dangers, much less significant dangers, from ECF bleaching. In fact, the opposite is true: all agencies that have evaluated ECF bleaching, such as the U.S. EPA, have regarded ECF bleaching as protective of health and the environment;

    - TCF pulp is qualitatively inferior to ECF pulp and requires more wood per unit of pulp;

    - To convert International Paper's existing mills to TCF would require that we retrofit thirteen mills at an estimated cost of $500 million over and above what is being spent on the Cluster Rules, including ECF conversion with no environmental, health or other benefits, but with significant reductions in product quality and substantial increases in energy and wood fiber usage for the same unit of production.

We believe that no valid health, safety or financial objective would be obtained from the very substantial expenditure of capital required to implement a total phase-out of chlorine dioxide in our mill system. Since none of our major U.S. competitors are utilizing totally chlorine-free processes, to require International Paper to do so would put us at a significant cost disadvantage from a competitive standpoint.

Approval of this proposal requires the affirmative vote of a majority of the shares voting on it. Abstentions and broker non-votes will not be counted as having voted on this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE COMPANY DEVISING A SCHEDULE FOR THE PHASEOUT OF CHLORINE COMPOUNDS IN ITS PAPER-MAKING PROCESSES.

                      REPORT OF THE MANAGEMENT DEVELOPMENT
                           AND COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

As of December 31, 1997, the Management Development and Compensation Committee (the "Committee") consisted of seven outside directors: Peter I. Bijur, Willard
C. Butcher, Robert J. Eaton, Thomas C. Graham, Stanley C. Gault, Edmund T. Pratt, Jr. and Charles R. Shoemate. Mr. Stanley C. Gault served as chairman of the Committee during 1997, and retired effective January 6, 1998. Mr. Eaton was named chairman effective January 6, 1998. The Committee met five times in 1997 with a 97% attendance record. The chairman and chief executive officer of the Company was not present during any discussion of his compensation.

GENERAL

Total compensation received by the named executive officers consists of salary, cash bonus, stock options and restricted stock. The total compensation has been designed to attract the most qualified talent, motivate them to reach their highest level of achievement, reward sustained superior performance and retain those senior managers whose competencies are prerequisite to shareholder value appreciating over the long term. The cash bonus and long-term incentives introduce considerable risk in the total executive compensation package, since the value of these components may vary significantly from year to year based on Company performance, individual performance and Company stock price.

The Committee periodically reviews each component of the Company's executive compensation program to ensure that pay levels and incentive opportunities are competitive and that incentive opportunities are linked to Company performance. The Committee relates total compensation levels for the Company's executives to the compensation paid at a select group of comparator companies. The Committee reviews and approves the selection of companies used for compensation comparisons. International Paper also uses independent compensation consulting firms to advise the Committee. In 1997, the comprehensive pay study of incentive-eligible positions originally conducted in 1996, was updated and expanded, and included a cross section of 31 manufacturing companies. The 31 manufacturing companies included in the pay study are in industries that are close in size ($19.5 billion average revenue) and manufacturing complexity to International Paper and compete directly with International Paper for executive talent. The Company's compensation levels for each component of pay were compared to the median of the comparator group's competitive pay.

The Company's Management Incentive Plan (MIP) was amended in 1997 and directly links payment of an annual cash bonus to the achievement of (1) the Company's return on investment versus budget; (2) the Company's return on investment compared to Peer Paper Group's (eight companies which comprise the Peer Line of the Performance Graphs on pages 18 and 19); and (3) predetermined targets of qualitative nonfinancial performance factors, such as quality, safety and environment and people development. The Plan was amended to emphasize return on investment rather than net after tax earnings; create three separate performance measures which independently fund the MIP pool; and calculate individual awards on differing allocations of emphasis on performance measures. Performance in 1997 against financial targets was above threshold but did not achieve 100% of goal in one case and achieved 100% of goal in the other; performance compared to nonfinancial targets met or exceeded the goals for 1997. Accordingly, the bonus awards as set out on page 20 were earned in 1997. There was no fund generated in 1996.

The Company's Long-Term Incentive Compensation Plan and amendments, which were approved by the shareholders in 1989 and 1994, respectively, provide for awards of stock options and restricted stock in the form of performance shares which are made in amounts which the Committee determines to be competitive based on the study described above. Stock options are granted at fair market value at the time of the award and are restricted for four years. Contingent awards of performance shares are made in December of the year preceding a five-year Award Period. At the end of the five-year Award Period, the number of shares earned is determined by financial performance which the Committee measures by comparing the Company's and Peer Paper Group's (eight companies which comprise the Peer Group Line of the Performance Graphs on pages 18 and 19) and weighing equally, the five-year average return on equity and earnings per share. If the threshold level of performance is not attained, no shares are earned. Above the threshold, the contingent award is reduced if the target goal is not met or supplemented if the target goal is exceeded. Adjustments in the number of shares earned can be made by the Committee with any such adjustments offset by reductions in other awards made under the Company's Long-Term Incentive Compensation Plan or other Company bonus awards. Payouts of earned performance shares are made in Company stock at the end of the five-year Award Period. One half of the shares earned is mandatorily deferred for an additional three years, and payout is subject to the executive's continued employment throughout that period.

From time to time executive continuity awards are made with long-term vesting requirements which are designed to encourage retention of a small number of senior executives designated by the Committee. The size of an award, and any adjustments, is determined by the Committee to reflect an executive's level of responsibility and individual performance. As provided by the Company's Long-Term Incentive Compensation Plan, a continuity award may consist of restricted stock or a tandem grant of restricted stock together with a related non-qualified stock option which is granted at fair market value and restricted until a specified age. If the stock option is exercised, then the related restricted shares are canceled; if any portion of the stock option is not exercised by the date the continuity award terminates, then the less valuable component of the tandem award is canceled.

The Committee has considered the provisions of the Omnibus Budget Reconciliation Act of 1993 which limit deductibility of compensation paid to named executive officers which exceeds $1 million. The Committee endorsed amendments to the Company's Long-Term Incentive Compensation Plan in 1994 to make certain sections of the Plan compatible with those provisions, while maintaining the Committee's flexibility in the Company's Management Incentive Plan to exercise business judgment in determining awards to take account of business conditions or the performance of individual executives. In 1997, the Committee recognized that a portion of Mr. Dillon's total current compensation was above $1 million.

THE 1997 EXECUTIVE OFFICERS' COMPENSATION

The Committee approved merit salary increases for all named executive officers based on competitiveness of the executives' pay and personal performance. In April 1997, Mr. Dillon's salary was increased to $900,000, which is below the median base salary level for CEO's in the group of surveyed companies referred to above. Salaries paid to the named officers in 1997, were competitively positioned from below to slightly above the median of the survey companies.

MIP awards for the named executive officers in 1997 were determined by the Committee after review of Company and personal performance compared to predetermined 1997 financial and nonfinancial goals. All named executive officers' MIP awards increased compared to 1996 since no bonus fund was generated for that year.

The performance share guidelines described above were used by the Committee to determine contingent performance share awards in December 1997 to the named executive officers for the 1998-2002 Award Period and the payouts in 1997 of earned shares for the 1992-1996 Award Period. The pretax value of Mr. Dillon's performance share award in 1997 was $1,421,000 in contingent restricted stock for the 1998-2002 Award Period. The actual payout of this award will not be determined until 2003. Awards for the 1992-1996 Award Period were slightly below target; accordingly, the pretax values of Mr. Dillon's award, paid in 1997, including accrued dividends, were $291,747 in deferred restricted stock; and $291,747 in earned shares. The shares earned for the 1992-1996 Award Period reflect Company performance which compared with the somewhat better performance of the Peer Paper Group.

The Committee granted stock options in 1997 based on earlier described competitive surveys of senior managers' total compensation packages, without consideration of the amount of stock options already held by named executive officers. Mr. Dillon's 1997 stock option award was 104,000 shares reflecting his promotion to chief executive officer; his 1996 stock option award was 26,000 shares; and his 1995 stock option awards were 19,737 shares which reflected his promotion to president.

In 1997, no named executive officers were granted continuity awards.

                  THE MANAGEMENT DEVELOPMENT AND COMPENSATION
                       COMMITTEE OF THE BOARD OF DIRECTORS
                                  Peter I. Bijur
                                Willard C. Butcher
                            Robert J. Eaton, chairman
                                 Thomas C. Graham
                               Edmund T. Pratt, Jr.
                               Charles R. Shoemate

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No executive officer or other employee of the Company served as a member of the Committee or as a member of the compensation committee on the board of any company where an executive officer of such company is a member of the Committee.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors among others, to file reports of ownership and changes in ownership of such securities with the Securities Exchange Commission and the New York Stock Exchange. Copies of these reports must also be furnished to the Company. Based solely upon a review of the copies of the forms filed under Section 16(a) and furnished to the Company, or written representations from reporting persons, the Company believes that all filing requirements applicable to its executive officers and directors were complied with during 1997, except that C. Wesley Smith, a director and executive officer, inadvertently failed to file a report reflecting his sale of stock in December 1997, but made a late filing of such report immediately upon discovery of the oversight.

                               PERFORMANCE GRAPHS

The following charts compare a $100 investment in International Paper stock with a similar investment in a peer group of eight key competitor companies and the S&P 500. The charts portray total nominal return, 1992-1997 and 1987-1997 assuming reinvestment of dividends. The Company has presented information pertaining to total shareholder return over two different time periods since all holders of the common stock did not acquire their investment in International Paper on the same date. The Company believes a presentation in this format more accurately reflects the financial return provided to the holders of its common stock which may not be evident if only one time period was highlighted.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                       COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                              FIVE YEARS ENDED DECEMBER 31, 1997*
                                          DOLLARS

                   International Paper     S&P 500 Index     Peer Group**
1992                         100               100              100
1993                         104               110              114
1994                         119               111              117
1995                         122               153              128
1996                         134               189              138
1997                         146               251              149

Assumes $100 invested on December 31, 1992.

 *Total return assumes reinvestment of dividends.

**Includes Boise Cascade, Champion, Georgia Pacific, Mead,
  Stone Container, Union Camp, Westvaco, and Weyerhaeuser.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                       COMPARISON OF TEN-YEAR CUMULATIVE TOTAL RETURN*
                                           DOLLARS

                      International Paper     S&P 500 Index     Peer Group**
1987                       100                    100               100
1988                       113                    117               106
1989                       141                    154               116
1990                       138                    149                94
1991                       188                    194               128
1992                       181                    209               143
1993                       189                    230               162
1994                       215                    233               168
19                         222                    320               182
1996                       243                    394               197
1997                       265                    525               213

Assumes $100 invested on December 31, 1987.

 * Total return assumes reinvestment of dividends.

** Includes Boise Cascade, Champion, Georgia Pacific, Mead,
  Stone Container, Union Camp, Westvaco, and Weyerhaeuser.

                             ADDITIONAL INFORMATION
                        REGARDING EXECUTIVE COMPENSATION

The compensation of the Company's executive officers is approved by the Committee except for the compensation of the officer-directors, which is recommended by the Committee and approved by the Board of Directors.

The following tables set forth information with respect to the five most highly compensated executive officers of the Company for the years 1995-1997.

                                          SUMMARY COMPENSATION TABLE
                                                                                  LONG-TERM
                                                                                COMPENSATION
                                                                            ---------------------
                                               ANNUAL COMPENSATION            CONTINGENT AWARDS
                                        ----------------------------------  ---------------------
            (a)                 (b)        (c)        (d)         (e)          (f)         (g)         (h)
                                                                 OTHER      RESTRICTED
                                                                 ANNUAL       STOCK                 ALL OTHER
                                         SALARY      BONUS    COMPENSATION    AWARD      OPTIONS   COMPENSATION
     NAME AND POSITION         YEAR      ($) (1)    ($) (2)     ($) (3)      ($) (4)     (#) (5)     ($) (6)
John T. Dillon as                 1997  $ 862,500  $ 850,000   $        0   $1,421,001    160,300   $  153,497
  Chief Executive Officer         1996  $ 712,500  $       0   $        0   $3,400,911     26,000   $  172,397
                                  1995  $ 490,417  $ 600,000   $        0   $1,771,108     35,737   $  129,717
C. Wesley Smith as                1997  $ 465,000  $ 310,000   $        0   $  345,539     72,900   $   97,052
  Executive Vice President        1996  $ 429,667  $       0   $        0   $  340,423     25,000   $  114,086
                                  1995  $ 380,750  $ 410,000   $        0   $  367,619     36,600   $   93,299
James P. Melican as               1997  $ 493,333  $ 275,000   $        0   $  316,204     96,600   $   93,834
  Executive Vice President        1996  $ 471,667  $       0   $        0   $  311,518     15,400   $  111,882
                                  1995  $ 446,667  $ 410,000   $        0   $  248,987     27,700   $  106,803
David W. Oskin as                 1997  $ 422,917  $ 275,000   $  490,491   $  316,204     57,500   $   51,328
  Executive Vice President        1996  $ 397,917  $       0   $        0   $  745,974     50,800   $  143,199
                                  1995  $ 461,315  $ 129,410   $  149,719   $  400,131     12,000   $  256,608

Milan J. Turk as                  1997  $ 355,000  $ 250,000   $        0   $  289,301     74,200   $   58,088
  Executive Vice President        1996  $ 332,083  $       0   $        0   $1,137,962     12,000   $   68,842
                                  1995  $ 293,750  $ 260,000   $        0   $  191,405     27,200   $   60,554

(1) Salary paid in 1997 including amounts deferred pursuant to Section 401(K) of the Internal Revenue Code or pursuant to unfunded deferral arrangements. Includes, for 1995, Mr. Oskin's salary paid by Carter Holt Harvey, Ltd. during the six months after which it became a Company subsidiary.

(2) Management Incentive Plan awards paid in 1998 and 1996 attributable to 1997 and 1995 respectively, including amounts deferred pursuant to Section 401(K) of the Internal Revenue Code or pursuant to deferral arrangements reported in the year earned. No awards were paid for 1996.

(3) Includes payment in 1995 of household maintenance expenses and home leave of $81,477 and $47,018, respectively, and reimbursement, plus tax gross-up for interest paid by Mr. Oskin on a third party loan undertaken in connection with an expatriate assignment from 1993 to 1995 with an affiliate, later a subsidiary.

(4) Represents (a) 100% of the value of gross target restricted performance shares contingently awarded in 1997 for the 1998-2002 Award Period, in 1996 for the 1997-2001 Award Period, and in 1995 for the 1996-2000 Award Period which are earned if the target goal is met for an Award Period. The awards are reduced if the goal is not met, or entirely forfeited if a predetermined threshold goal is not met. 150% of the value of the target restricted performance shares are earned if the target goal is exceeded by a predetermined percentage; (b) 100% of the value of incremental target awards for prior periods made upon promotion, subject to the same contingencies; and (c) the value of continuity awards of $840,000 in 1996 and $858,750 in 1995 for Mr. Dillon; $336,000 in 1996 for Mr. Oskin; and $648,000 in 1996
    for Mr. Turk. The number and dollar value of restricted stock holdings at December 31, 1997 are as follows: 220,515/$9,509,728 for Mr. Dillon; 96,452/$4,159,497 for Mr. Smith; 94,655/$4,082,017 for Mr. Melican;
    92,179/$3,975,226 for Mr. Oskin; and 90,985/$3,923,707 for Mr. Turk. These
    numbers include the restricted stock portion of the tandem awards of restricted stock/options made to the respective individuals under continuity awards. Dividends are paid on restricted shares.

(5) Includes replacement options if applicable. These figures do not include the tandem option awards made as a part of the continuity awards, insofar as the awards are characterized as restricted stock awards. Such tandem options were for 100,000 shares for Mr. Dillon in 1996 and 1995; 40,000 shares for Mr. Oskin in 1996; and 80,000 shares for Mr. Turk in 1996.

(6) 1997 totals represent Company contributions to the Salaried Savings Plan and Unfunded Savings Plan, cost of group life, premium payments grossed up for taxes for the Executive Supplemental Insurance Plan (ESIP), accruals for ESIP lump-sum dividend payments as follows: $41,400, $15,075, $76,176 and $20,846 for Mr. Dillon; $22,320, $12,049, $45,462 and $17,221 for Mr. Smith;
    $23,689, $12,811, $37,010 and $20,323 for Mr. Melican; $7,800, $5,949,
    $28,208 and $9,372 for Mr. Oskin; and $17,050, $9,092, $31,946 and $0 for
    Mr. Turk.

The table below sets out information on the option grants made in 1997 to the named executive officers:

                                          OPTION GRANTS IN 1997
                                                              INDIVIDUAL GRANTS
               (a)                     (b)           (c)            (d)          (e)            (f)
                                                 % OF TOTAL
                                     OPTIONS   OPTIONS GRANTED  EXERCISE OR                 GRANT DATE
                                     GRANTED    TO EMPLOYEES    BASE PRICE   EXPIRATION        VALUE
NAME AND POSITION                    (#) (1)       IN 1997        ($/SH)        DATE          ($) (2)
John T. Dillon as                   12,300(4)         0.22%      $  57.688     01/10/99      $ 113,731
  Chief Executive Officer           14,000(4)         0.26%      $  57.688     01/09/00      $ 161,546
                                    14,000(4)         0.26%      $  57.688     01/08/01      $ 161,546
                                    16,000(4)         0.29%      $  57.688     01/14/02      $ 184,624
                                    85,000(3)         1.55%      $  42.875     01/14/07      $ 996,863
                                    19,000(3)         0.35%      $  41.000     01/29/07      $ 213,083

C. Wesley Smith as                   8,600(4)         0.16%      $  54.938     01/09/00      $  94,505
  Executive Vice President           8,600(4)         0.16%      $  54.938     01/08/01      $  94,505
                                     8,600(4)         0.16%      $  54.938     01/14/02      $  94,505
                                    13,600(4)         0.25%      $  54.938     01/12/03      $ 149,450
                                    25,000(3)         0.46%      $  42.875     01/14/07      $ 293,195
                                     8,500(3)         0.16%      $  41.000     01/29/07      $  95,327

James P. Melican as                  9,600(4)         0.18%      $  56.125     01/10/99      $  88,221
  Executive Vice President          12,300(4)         0.22%      $  56.125     01/09/00      $ 138,086
                                    13,600(4)         0.25%      $  56.125     01/08/01      $ 152,680
                                    15,400(4)         0.28%      $  56.125     01/14/02      $ 172,888
                                    15,400(4)         0.28%      $  56.125     01/12/03      $ 172,888
                                    22,000(3)         0.40%      $  42.875     01/14/07      $ 258,012
                                     7,700(3)         0.14%      $  41.000     01/29/07      $  86,355

David W. Oskin as                    8,600(4)         0.16%      $  49.000     01/10/99      $  71,126
  Executive Vice President           9,600(4)         0.18%      $  43.000     01/14/02      $  82,571
                                     9,600(4)         0.18%      $  43.000     01/12/03      $  82,571
                                    22,000(3)         0.40%      $  42.875     01/14/07      $ 258,012
                                     7,700(3)         0.14%      $  41.000     01/29/07      $  86,355

Milan J. Turk as                     9,600(4)         0.18%      $  57.688     01/12/03      $ 110,774
  Executive Vice President           9,600(4)         0.18%      $  57.688     01/11/04      $ 110,774
                                    12,000(4)         0.22%      $  57.688     01/10/05      $ 138,468
                                    12,000(4)         0.22%      $  57.688     01/09/06      $ 145,302
                                    17,000(3)         0.31%      $  42.875     01/14/07      $ 199,373
                                     7,000(4)         0.13%      $  57.688     01/29/07      $ 101,361
                                     7,000(3)         0.13%      $  41.000     01/29/07      $  78,504

(1) Each option granted may be replaced upon exercise. This means that a new option is granted for the same number of shares as is exercised, with the then current market value becoming the new exercise price. The replacement option does not extend the term of the original option. Options may not be replaced more than three times. Original options are indicated by "(3)" and replacement options by "(4)". These numbers do not include any options granted as part of the tandem awards of restricted stock/options made as continuity awards in 1997. The restricted stock is reported as part of the total holdings of the respective individuals under footnote 3 to the Summary Compensation Table.

(2) Grant date value is based on the Black-Scholes option pricing model adapted for use in valuing stock options. The real value of the options in this table depends upon the actual performance of the Company's stock during the applicable period and upon when they are exercised. The Company believes that no model accurately predicts the future price of International Paper's stock or places an accurate present value on stock options. The grant date values were determined based upon the following assumptions:

                                                                   ORIGINAL (3)    REPLACEMENT (4)
                                                                   -------------  -----------------
Expected volatility..............................................        29.50%           29.50%
Risk-free rate of return.........................................         6.32%            6.31%
Dividend yield...................................................         2.50%            2.31%
Expected term (years)............................................         4.37             2.22

    The table below sets out the information on options exercised and options outstanding:

                                               AGGREGATED OPTION EXERCISES IN 1997
                                               AND DECEMBER 31, 1997 OPTION VALUES
                (a)                      (b)                (c)                 (d)           (e)           (f)           (g)
                                                                                                          VALUE OF UNEXERCISED
                                                                              NUMBER OF UNEXERCISED           IN-THE-MONEY
                                                                                                               OPTIONS AT
                                       SHARES        VALUE REALIZED($)      OPTIONS AT 12/31/97(#)(5)        12/31/97($)(5)
                                     ACQUIRED ON   ----------------------   -------------------------   -------------------------
                                      EXERCISE     AGGREGATE   ANNUALIZED                  RESTRICTED   UNRESTRICTED   RESTRICTED
NAME AND POSITION                      (#)(1)         (1)         (2)       UNRESTRICTED      (3)           (4)          (3)(4)
John T. Dillon as                      79,300      $1,573,700   $334,136       84,600       165,737       $ 26,138      $342,638
  Chief Executive Officer
C. Wesley Smith as                     43,400      $  871,550   $299,470       47,400        81,300       $      0      $257,100
  Executive Vice President
James P. Melican as                    84,800      $1,398,255   $413,656       75,900        75,900       $      0      $248,050
  Executive Vice President
David W. Oskin as                      42,600      $  355,893   $190,725       54,600        66,700       $ 72,000      $196,988
  Executive Vice President
Milan J. Turk as                       50,200      $1,018,613   $576,794       32,400        57,600       $117,800      $  4,250
  Executive Vice President

 (1) The number of incremental shares retained on exercises by Mr. Dillon and Mr. Turk was 14,728 and 9,721 shares respectively.

 (2) Represents the aggregate incremental value realized divided by the number of years the option was held prior to exercise.

 (3) All options are exercisable under the plan upon grant; however, columns
     (e) and (g) indicate the number and value of options, the underlying shares of which, while exercisable, cannot be sold or are otherwise restricted.

 (4) Total value of options (market value minus exercise price) based on fair market value of Company stock of $43.125, as of December 31, 1997.

 (5) Options granted as part of the tandem awards of restricted stock/options made as continuity awards are not included.

RETIREMENT BENEFITS

The following table shows the total estimated annual pension benefits payable under the Company's qualified and supplementary retirement plans upon retirement at age 65, calculated on a straight life annuity basis and reduced by a Social Security offset:

                          COMBINED RETIREMENT PLAN
                         TABLE OF ESTIMATED BENEFITS
                               CREDITABLE YEARS OF SERVICE
PENSIONABLE  ----------------------------------------------------------------
REMUNERATION     5         10         15         20         25         30
 $ 400,000   $ 100,000  $ 124,829  $ 187,243  $ 192,044  $ 192,044  $ 192,444

 $ 600,000   $ 150,000  $ 189,829  $ 284,743  $ 292,044  $ 292,044  $ 292,644
 $ 800,000   $ 200,000  $ 254,829  $ 382,243  $ 392,044  $ 392,044  $ 392,844
 $1,000,000  $ 250,000  $ 319,829  $ 479,743  $ 492,044  $ 492,044  $ 493,044
 $1,500,000  $ 375,000  $ 482,329  $ 723,493  $ 742,044  $ 742,044  $ 743,544
 $2,000,000  $ 500,000  $ 644,829  $ 967,243  $ 992,044  $ 992,044  $ 994,044

"Pensionable Remuneration" for purposes of the table above means salary, bonus and compensation deferred under the Unfunded Savings Plan or awards deferred under the MIP.

Retirement benefits are payable under one or more of the following plans: a qualified plan covering all salaried employees which provides pension benefits based on final average earnings; a supplementary plan which provides a make-up of qualified plan benefits limited by the imposition of statutory Code limitations; and a supplementary plan covering designated senior managers which provides supplemental benefits to the qualified plan. At December 31, 1997, the number of creditable years of service and the currently applicable average pensionable remuneration (NOT the pension) under the retirement plans for the following are:

NAME                              YEARS       AMOUNT
------------------------------  ---------  -------------
Mr. Dillon....................      30.92  $   1,712,500
Mr. Smith.....................      17.33  $     790,750
Mr. Melican...................      13.92  $     856,667
Mr. Oskin.....................      22.25  $     697,917
Mr. Turk......................       7.67  $     605,000

                           COMPENSATION OF DIRECTORS

COMPENSATION AND BENEFITS

The compensation of each non-employee director of the Company is a retainer fee of $36,000 per year plus fees of $1,500 for each Board and Committee or other meeting attended. Directors may elect to defer receipt of all or part of their remuneration until a later date under a Deferred Compensation Plan, at which time the director will be paid in cash equal to (1) the cash amount deferred plus interest at the higher of 6% per annum or the yield of U.S. Treasury bills or (2) the value at the time of payment of units equivalent to the value of Company common stock credited to the director's account at the time of each deferral, plus dividend equivalents. In addition, there is a compulsory portion to the Deferred Compensation Plan. Under this, each non-employee director, 54 years or older, is credited with 300 common stock equivalent units each year which remain in the Plan until death, disability or retirement. The common stock units held in each non-employee director's account are credited with dividend equivalents. Upon retirement, the amounts will be paid in cash. Employees of the Company who are also directors receive no compensation for services as a director or for attendance at Board or Committee meetings.

In addition, under the Non-Employee Directors Restricted Stock Plan, awards of 2,100 shares of common stock are made upon the election or re-election of a director to a full three-year term, or a pro-rata amount for the appointment of a non-employee director to fill an unexpired term. Awards made in 1997 were 2,100 shares each for Class III directors and a pro-rata award to one newly elected director. Directors receive dividend payments represented by the shares awarded under the Restricted Stock Plan at $0.25 per share per quarter.

As part of its overall program to promote charitable giving to education and assist corporate recruiting and research efforts, the Company has established a directors' planned gift program funded by life insurance policies on all directors. Upon the death of an individual director, the Company will donate $1 million over a ten-year period to one or more qualifying universities or colleges recommended by the individual director and the Company will be reimbursed by life insurance proceeds. Individual directors derive no financial benefit from this program since charitable deductions accrue solely to the Company. The program does not result in any material cost to the Company.

IP FOREST RESOURCES COMPANY

Further, four of the non-employee directors of the Company serve as directors of IP Forest Resources Company ("IPFR"), a wholly-owned subsidiary which acts as the managing general partner of IP Timberlands, Ltd., a New York Stock Exchange-listed limited partnership. As such, each of the four non-employee directors receives a retainer fee of $7,000 per year plus a fee of $1,500 for each IPFR Board and Committee meeting attended. These fees are paid by IPFR. There were six meetings of the Board and four Committee meetings in 1997.

INDEMNIFICATION INSURANCE AND CONTRACTS

The Company provides liability insurance for the Company's directors and all elected officers, as well as contractual arrangements with directors and certain officers of the Company, agreeing to compensate them for costs and liabilities incurred in actions brought against them while acting as directors or officers.

On June 15, 1997, the Company amended its policies with Federal Insurance Company and National Union Insurance Company and purchased a policy with Zurich Insurance Company at a current annual period cost aggregating $600,000, such policies expiring on June 15, 1998. No monies have been paid under such policies by the carrier or by the Company under the contractual arrangements.

                             TERMINATION AGREEMENTS

    The Company has agreements with members of the executive officer group, providing for payments and other benefits if there is a change of control of the Company and the officer's employment is terminated (i) by the Company or its successor, other than for cause, disability or retirement, or (ii) by the officer if the chief executive officer of the Company ceases to hold that position for reasons other than cause, retirement or disability, or if the officer determines that by reason of adverse changes in, among other things, the officer's authority, compensation, duties, office location or responsibilities, the officer is unable to perform the duties and responsibilities of the position the officer held immediately prior to the change in control. These agreements provide that if the officer's employment terminates under the circumstances described above, the officer will receive: (a) continuation of medical and dental insurance coverage until age 65 or eligibility to join a comparable plan sponsored by another employer; (b) retiree medical coverage comparable to the Company's pre-change of control retiree medical plan; (c) a lump-sum payment equal to (i) his annual salary at termination together with his most recent short-term annual incentive compensation payment during the year preceding termination, multiplied by the smaller of the number "three" or the number of years between the termination date and the date he reaches age 65 and (ii) an amount necessary to offset any special federal excise tax on all payments received under the termination agreement.

In addition to the foregoing provisions, Mr. Dillon's agreement can be triggered by a voluntary termination at any time within 18 months of the change in control. The agreement provides him with the above benefits as well as (a) payment of vested benefits under the pension plan which entitlement shall include payments made under the agreement which constitute "compensation" under the pension plan; (b) a lump-sum payment equal to the difference between (i) the actuarial value on termination date of accrued vested pension benefits and (ii) the actuarial value on termination date of what accrued pension benefits would have been if the period and payments set out in (c)(i) and (c)(ii) below were recognized under the pension plan; (c) a lump-sum payment equal to (i) his annual salary at termination, (ii) the average of his short-term incentive compensation award for three years preceding termination and (iii) the value of his average earned award under the Performance Share Award Plan (PSA) for three years preceding termination, multiplied by the number "four"; (d) a lump-sum payment equal to the value of any deferred incentive compensation or PSA awards and unvested Company matching contributions under the Salaried Savings Plan; (e) stock options equal to the average number of options awarded during the three years preceding termination, multiplied by the number "four", plus the extension of each option held until the end of the normal term of such option if he had not left the Company.

The Board requires unanimous approval at a meeting of the Management Development and Compensation Committee, composed solely of non-employee directors, and majority approval by the Board before any termination agreement such as those described above is amended or entered into. The potential cost of satisfying the payments called for under the above-described termination agreements, prior to tax "gross-up", if there had been a change in control and all of the members of the executive officer group described in the Summary Compensation Table had been terminated on December 31, 1997, would have been approximately $25 million.

In addition to the foregoing, the Long-Term Incentive Compensation Plan contains provisions that release restrictions from stock awards and stock options for all members of the group if there is a change of control of the Company. Also, the Supplemental Retirement Plan for Senior Managers provides that if a change of control of the Company occurs, pension benefits will vest immediately and the minimum benefit will be increased from 25% to 50% of pensionable remuneration.

The Company has authorized a grantor trust under Sections 671 through 677 of the Code in connection with the Company's benefit plans and termination agreements. Under the grantor trust, the trustee will pay the beneficiaries of the trust the amounts to which they are entitled under such plans and agreements subject to claims of the Company's creditors.

                           [INTERNATIONAL PAPER LOGO]

                            TWO MANHATTANVILLE ROAD
                            PURCHASE, NEW YORK 10577

              Printed on Hammermill Papers, Accent Opaque 50 lbs.
            Hammermill Papers is a division of International Paper.

                                   [LOGO]

                  TWO MANHATTANVILLE ROAD, PURCHASE, N.Y. 10577
-------------------------------------------------------------------------------
This proxy is solicited on behalf of the Board of Directors and will be voted FOR Item 1, the election of Class I Directors, FOR Item 2, and AGAINST
Item 3, if no instructions to the contrary are indicated.

The undersigned hereby appoints John T. Dillon and C. Wesley Smith, jointly or individually, proxies with power of substitution to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders on May 12, 1998 or adjournment thereof. The proxies are instructed as indicated on the reverse side. This proxy revokes all prior proxies given by the undersigned.

Please sign on the reverse side exactly as name or names appear there. If stock is held in name of joint holders, each should sign. If you are signing as trustee, executor, etc., please so indicate.

The Board of Directors Recommends a vote "FOR" proposals 1 and 2 and "AGAINST" 3.



Please mark
your vote as
indicated in     X
this example


CLASS I (3-YEAR TERM)
The Board Recommends a vote "FOR"
Item 1 -- Election of the following
nominees as Directors:

FOR / /

WITHHOLD / /

FOR ALL EXCEPT / /


01 Peter I. Bijur
02 John T. Dillon
03 John R. Kennedy

________________________________
Except Nominee(s) written above


The Board Recommends a vote "FOR"
Item 2 -- Appointment of Independent
Auditors

FOR / /

AGAINST / /

ABSTAIN / /


THE BOARD OF DIRECTORS RECOMMENDS
A VOTE "AGAINST" ITEM 3 -- PROPOSAL
RELATING TO A CHLORINE PHASEOUT

FOR / /

AGAINST / /

ABSTAIN / /


--------------------------------------------------------------------------------
**PLEASE RETURN YOUR PROXY OR IF YOU WISH TO VOTE BY TELEPHONE,
PLEASE READ THE INSTRUCTIONS BELOW**
--------------------------------------------------------------------------------

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature(s)___________________________________________________ DATE____________

NOTE: Please sign as name appears hereon. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                     [LOGO]

To Participants in the Salaried Savings Plan and Retirement Savings Plan of International Paper Company:

As a participant in the Plan(s), with full shares of the Company's common stock allocated to your account as of December 31, 1997, you may instruct the Trustee how to vote such shares at the Annual Meeting of Shareholders to be held May 12, 1998. The 1997 Annual Report and the Board of Directors proxy statement are enclosed.

Your instructions to the Trustee will be held in strict confidence and will be made available only to the inspectors of election, none of whom is an employee of the Company. Under the terms of the Plan(s), you have the right to give voting instructions for all shares allocated to your account, whether or not you have a vested interest in those shares. Please use the voting instruction card on the reverse to give your instructions.

Any shares held by the Trustee for which it has not received voting instructions by May 6, 1998 will be voted by the Trustee in its discretion consistent with its fiduciary duties. Any shares held by the Trustee for which it has been instructed to sign the Board of Directors proxy, with no additional instructions to the contrary indicated, will be voted as follows: FOR Item 1, the election of Class I Directors, FOR Item 2, and AGAINST Item 3.

                      STATE STREET BANK & TRUST CO., N.A.,
                          TRUSTEE

To State Street Bank & Trust Co., N.A., Trustee of the Salaried Savings Plan and Retirement Savings Plan of International Paper: I understand that the Board of Directors proxy referred to on the reverse authorizes the proxy holders to vote "FOR" or "WITHHOLD AUTHORITY" on the election of Class I Directors, to vote "FOR", "AGAINST", or "ABSTAIN" on Items 2 and 3, and in their discretion, on any other business that may properly come before the meeting.


Please mark
your vote as
indicated in     X
this example



CLASS I (3-YEAR TERM)
The Board Recommends a vote "FOR"
Item 1--Election of the following
nominees as Directors:

FOR / /

WITHHOLD / /

FOR ALL EXCEPT / /


01 Peter I. Bijur
02 John T. Dillon
03 John R. Kennedy

_____________________________________
Except Nominee(s) written above

The Board Recommends a vote "FOR"
Item 2--Appointment of Independent
Auditors

FOR / /

AGAINST / /

ABSTAIN / /


The Board of Directors Recommends
a vote "AGAINST" Item 3--Proposal
relating to a chlorine phaseout

FOR / /

AGAINST / /

ABSTAIN / /

--------------------------------------------------------------------------------
**PLEASE RETURN YOUR PROXY OR IF YOU WISH TO VOTE BY TELEPHONE,
PLEASE READ THE INSTRUCTIONS BELOW**
--------------------------------------------------------------------------------

TRUSTEE AUTHORIZATION

I hereby authorize State Street Bank & Trust Co., N.A. as Trustee under the Salaried Savings Plan and the Retirement Savings Plan to vote the shares of Common Stock held for my account under said Plan(s) at the Annual Meeting in accordance with the instructions given above.
State Street Bank & Trust Co., N.A., Trustee, has appointed Chase Mellon Shareholder Services L.L.C. as Agent to tally the votes.


Signature(s)___________________________________________________ DATE____________

NOTE: Please sign as name appears hereon. Joint owners should each sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

      [LOGO]
TWO MANHATTANVILLE ROAD
PURCHASE, NEW YORK 10577

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE ELECTION OF CLASS I DIRECTORS, FOR ITEM 2 AND AGAINST ITEM 3 IF NO INSTRUCTIONS TO THE CONTRARY ARE INDICATED.

The undersigned hereby appoints JOHN T. DILLON and C. WESLEY SMITH, jointly or individually, proxies with the power of substitution to vote all shares the undersigned is entitled to vote at the Annual Meeting of Shareholders on May 12, 1998 or adjournments thereof:

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 1.--Election of the following nominees as Directors:
 CLASS I (3-YEAR TERM)                   For all                    Withheld for
 Peter I. Bijur                         Nominees                      Nominees
 John T. Dillon                           / /                             / /
 John R. Kennedy
 Withheld for the following only:


 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.--Appointment of Independent Auditors.

                                           FOR         AGAINST         ABSTAIN
                                           / /           / /            / /

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 3--Proposal relating to a chlorine phaseout.
                                           FOR         AGAINST         ABSTAIN
                                           / /          / /             / /

                 PLEASE SIGN YOUR NAME(S) ON THE REVERSE SIDE.

    In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    Please sign exactly as name appears on this card. If stock is held in name of joint holders, each should sign. If you are signing as a trustee, executor, etc., please so indicate.

DATED: ------------------------------------------------, 1998          -------------------------------------------------------------
Please mark, sign, date and mail the card promptly in the postage      Signature
prepaid return envelope provided.                                      -------------------------------------------------------------
                                                                       Signature if held jointly